UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 18, 2004

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 18, 2004, EXCO Resources, Inc. (the “Company”) approved and adopted the Amended and Restated EXCO Resources, Inc. Severance Plan, effective as of August 17, 2004 (the “Plan”), which provides for the payment of severance pay to eligible employees in the event they are terminated on the effective date of a change of control of the Company or within six months following the effective date of a change of control.  Eligible employees under the Plan include regular full time Company employees, except those employees who own Class A or Class B Common Stock of EXCO Holdings Inc., the parent company of the Company (“Holdings”).  The severance pay for each eligible employee is equal to one year’s salary, before deductions and excluding bonuses and overtime, less any amounts due the eligible employee pursuant to Company stock or Company stock options.

On November 18, 2004, the Board of Directors of Holdings approved and adopted the First Amendment to the EXCO Holdings Inc. 2004 Long-term Incentive Plan.  This amendment authorizes the committee that administers this plan, in its discretion, to allow a participant to transfer all or a portion of a Nonqualified Stock Option or SAR to a partnership in which a majority of the partnership interests are owned by either the participant or the participant’s spouse (or former spouse), children or grandchildren, or entities which are substantially controlled by the participant or the participant’s spouse (or former spouse), children or grandchildren.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Election of Directors.

On November 18, 2004, the Company’s Board of Directors, pursuant to the authority granted to the Board by the Company’s Bylaws, increased the size of the Board of the Company from 6 to 9 members.  On the same date, the sole shareholder of the Company elected Vincent J. Cebula, Robert A. Niehaus and Jeffrey Serota to the Company’s Board to fill the vacancies created by the increase in the number of directors.  The Company’s Board then appointed Messrs. Cebula, Niehaus and Serota to the Company’s Audit Committee.

Each of Messrs. Cebula, Niehaus and Serota are directors of Holdings, the Company’s sole shareholder.  Mr. Cebula is the Managing Director of Oaktree Capital Management, LLC, a shareholder of Holdings.  Mr. Niehaus is the Chairman and Managing Partner of Greenhill Capital Partners, LLC, a shareholder of Holdings.  Mr. Serota is a Managing Director of Ares Management, LLC, a shareholder of Holdings.

Item 8.01  Other Events.

On November 18, 2004, the Company’s Board of Directors formed an Audit Committee and approved and adopted an Audit Committee Charter.  On the same date, the Board also approved and adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct and Ethics for Directors, Officers and Employees.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description

10.1	Amended and Restated EXCO Resources, Inc. Severance Plan. ***

10.2	First Amendment to the EXCO Holdings Inc. 2004 Long-term Incentive Plan. ***

14.1	Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

14.2	Code of Business Conduct and Ethics for Directors, Officers and Employees.

99.1	Audit Committee Charter.

*** These exhibits are management contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: November 24, 2004	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated EXCO Resources, Inc. Severance Plan. ***

10.2	First Amendment to the EXCO Holdings Inc. 2004 Long-term Incentive Plan. ***

14.1	Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

14.2	Code of Business Conduct and Ethics for Directors, Officers and Employees.

99.1	Audit Committee Charter.

*** These exhibits are management contracts.